Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Image Entertainment, Inc.

Chatsworth, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-138701 and No. 333-121912, Registration Statement on Form S-4 No. 333-128535 and Registration Statements on Form S-8 No. 333-160427, 333-119187, No. 333-69623, No. 33-65121 and No. 33-59353 of Image Entertainment, Inc. of our report dated July 29, 2010, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K/A Amendment No.1.

/s/ BDO USA, LLP

(Formerly known as BDO Seidman, LLP)

Los Angeles, California

July 29, 2010